UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2009
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
          On June 4, 2009, Compass Group Diversified Holdings LLC (the “Company”), for itself and as sponsor of Compass Diversified Holdings (the “Trust”), entered into an underwriting agreement (the “Underwriting Agreement”) with Compass Group Management LLC and Morgan Stanley & Co. Incorporated, for itself and as manager of the several underwriters named therein (collectively, the “Underwriters”), for the issuance and sale of 5.1 million trust shares (the “Firm Shares”). In addition, pursuant to the Underwriting Agreement, the Company, for itself and as sponsor of the Trust, granted the Underwriters an option exercisable for a period of 30 days to purchase up to an additional 765,000 trust shares (the “Additional Shares” and together with the Firm Shares, the “Shares”). The Firm Shares were sold at a price to the public of $8.85 per share for total gross proceeds of approximately $45.1 million. The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $42.1 million.
          Pursuant to the Underwriting Agreement, certain directors, executive officers and affiliates of the Company entered into agreements providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.
          The Underwriting Agreement contains customary representations, warranties and covenants that are valid as among the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.
          The Shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-159339), filed on May 19, 2009, as amended by the Registration Statement on Form S-3/A filed on May 26, 2009 (collectively, the “Registration Statement”). The offer and sale of the Shares are described in the prospectus dated June 1, 2009, constituting part of the Registration Statement, as supplemented by a preliminary prospectus supplement dated June 3, 2009 and a final prospectus supplement dated June 4, 2009.
          The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.01 to this Current Report on Form 8-K, and is incorporated into this report by reference.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

1.01	Underwriting Agreement, dated June 4, 2009, by and among the Compass Group Diversified Holdings LLC, Compass Diversified Holdings, Compass Group Management LLC and Morgan Stanley & Co. Incorporated for itself and as manager of the underwriters named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2009	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2009	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer